Elephant Talk Communications Reports Q412 and Full Year 2012 Financial Results

 Q412 Mobile and Security Revenue Grew 87% Y/Y – Sixth Consecutive Quarter of Q/Q Revenue Growth

Full Year 2012 Mobile and Security Business Grew 103% Y/Y

SCHIPHOL, THE NETHERLANDS—April 2, 2013 - Elephant Talk Communications, Corp. (NYSE MKT: ETAK) (www.elephanttalk.com), a leading international provider of proprietary Software Defined Network Architecture (Software DNATM) platforms for the telecommunications industry that empower Mobile Network Operators (MNOs) and Mobile Virtual Network Operators (MVNOs), Enablers (MVNEs) and Aggregators (MVNAs) and a market leader in providing solutions to counter electronic fraud for the financial services industry, today announced total revenue of $6.8 million for the fourth quarter ended December 31, 2012.

The higher margin1 mobile and security solutions business generated revenue of approximately $3.6 million in Q412, a year-over-year increase of 86.6% compared to revenue of $1.9 million reported in Q411. Mobile and security revenue accounted for 52.1% of total company revenue in Q412 versus only 23.5% of total company revenue in Q411. This marked the first time that mobile and security solutions revenue made up the majority of total company revenue.

	Mobile and Security (Unaudited)
Quarter	Reported Revenue ($ in millions)	% of Total Company Revenue
Q112	2.4	28.3
Q212	2.8	39.3
Q312	2.9	43.8
Q412	3.6	52.1

Mobile and security business revenue increased 102.7% year-over-year to $11.7 million for 2012 from $5.8 million for 2011. For 2012, approximately 40% of total company revenue was generated by mobile and security with only about 18% of total company revenue generated by mobile and security solutions in 2011.

Total Margin for Q412 was $2.7 million, a year-over-year increase of 84.3% when compared to the total margin of $1.5 million reported in Q411. Total margin has increased for six consecutive quarters in dollars and as a percentage of total revenue.

Quarter	Total Margin ($ in millions) Unaudited	% of Total Company Revenue
Q112	1.7	19.7
Q212	1.9	26.8
Q312	2.1	31.3
Q412	2.7	39.4

1

“The sequential increase of mobile and security revenue to $3.6 million in Q412 from $2.9 million in Q312 was a significant contributor to the sequential increase of total company margin to $2.7 million in Q412 from $2.1 million in Q312, thereby illustrating the strong operating leverage associated with these operations,” stated Steven van der Velden, CEO of Elephant Talk Communication. “Continued year-over-year growth of the high margin mobile and security revenue is expected to contribute to our first month of positive operational cash flow, which we estimate using Adjusted EBITDA. While timing is dependent on the accounting treatment on revenue from existing contracts, we expect to achieve this company milestone in April of 2013. In addition, we are currently in the process of finalizing additional funding, and the company intends to close such financing in April/May, though there can be no assurance that financing will close in such period. This financing, combined with existing cash on hand and cash flow from operations will be sufficient to fund our operations and carry out our business plans.”

Key Company Highlights

●	Elephant Talk’s Software DNATM Platform Expected to go Live with Mobile Operator in a Major Latin American Market in the Second Quarter of 2013. The rollout of the Company’s proprietary Software DNATM platform is continuing on schedule. With an initial platform capacity of 10 million mobile subscribers, the Company expects to have at least 1.5 million mobile subscribers on its proprietary Software DNATM platform by the end of the year. This is a 50% increase in subscriber expectations the Company had when the contract was first announced in January, consisting of a mix of the Operators existing mobile subscribers and subscribers from Mobile Virtual Network Operators (“MVNOs”) that work with the Operator.

●	Elephant Talk Expected to Achieve its First Month of Positive Operational Cash Flow in April of this Year. We estimate this measure using Adjusted EBITDA, defined as earnings before derivative accounting, such as warrant liabilities and conversion feature expensing, income taxes, depreciation and amortization, impairments, non-operating income and expenses and stock-based compensation.

●	Elephant Talk’s Acquisition of 100% of the Assets of Telnicity Closed April 1, 2013. The acquisition provides access to the U.S. mobile telecommunications market through Telnicity’s relationships with several major U.S.-based mobile telecommunication companies. The all equity transaction supports Elephant Talk’s strategic focus of expanding outside of Europe while preserving cash.

●	FICO/Adeptra Signed Agreements with a Leading UK Bank for the Provision of the ValidSoft SIM Swap technology and VALid-POS technology. Implementation is likely to commence in Q213. Discussions are ongoing with two UK banks for VALid-POS and VALid-SIM, through ValidSoft’s partner, FICO/Adeptra.

●	ValidSoft SIM Swap solution continues to run very smoothly in production at Santander, having now processed in excess of 7.5 million transactions, a 50% increase in transaction since last quarter.

●	ValidSoft Awarded a Contract with a Leading US Financial Institution in November 2012 for VALid®, its core OOB (Out of Band) Authentication and Transaction Verification solution which includes its market leading Voice Biometrics capability.

2

●	ValidSoft client in Australia, Newcastle Permanent Building Society, has grown its active use base to almost 90,000 customers, and is expected to expand the deployment to 150,000 users in the coming months.

●	ValidSoft and Partner FICO/Adeptra Receive Prestigious Banking Security Technology Award For SIM Swapping Fraud Solution Implemented at Santander UK. Award for Best Security Initiative recognizes breakthrough solution that prevents online banking fraud achieved through mobile phone number theft.

●	ValidSoft Awarded Winner Jury Vote from the Florin Transaction Service Innovation Awards. ValidSoft recognized for its SMART™ telecommunications-based technology by a jury of five experienced industry professionals.

●	ValidSoft Voice Biometrics. ValidSoft successfully participated in the prestigious National Institute of Standards and Technology (NIST) Speaker Recognition Evaluation. ValidSoft is now recognized as a world leading provider of Voice Biometric solutions by independent research institutions.

●	ValidSoft SMARTtm Platform Shortlisted for 2013 FSTech ‘Technology Provider of the Year’ Award. Winners will be announced on April 17, 2013.

Financial results for the three and twelve months ended December 31, 2012

Revenue for the three months ended December 31, 2012 and December 31, 2011

($ in millions)	Quarter Ended Unaudited
	Dec. 31, 2012	Dec. 31, 2011	Y/Y % Change
Mobile & Security Revenues	$3.6	$1.9	86.6%
Total Revenues	$6.8	$8.1	(16.0%)

●	The higher margin mobile and security revenue increased 86.6% year-over-year.

●	In accordance with our strategy to reduce the emphasis on this business, the lower margin legacy landline revenue declined 47.5% year-over-year in Q412 when compared to the same period a year earlier.

Revenue for the twelve months ended December 31, 2012 and December 31, 2011

($ in millions)	Twelve Months Ended (Unaudited)
	Dec. 31, 2012	Dec. 31, 2011	Y/Y % Change
Mobile & Security Revenues	$11.7	$5.8	102.7%
Total Revenues	$29.2	$32.2	(9.4%)

■	Growth in mobile and security revenue was driven by an increased subscriber base hosted on the Company’s platforms.

3

■	The increase in mobile and security revenue was offset by the expected continued decline in the Company’s legacy landline business.

Selected financial results for the quarter and full-year ended December 31, 2012 and December 31, 2011.

($ in millions)	Quarter Ended (Unaudited)			Year Ended (Unaudited)
	Dec. 31, 2012	Dec. 31, 2011	Y/Y % Chg.	Dec. 31, 2012	Dec. 31, 2011	Y/Y % Chg.
Cost of Services	$4.1	$6.7	(38.0%)	$20.8	$28.7	(27.5%)
Margin	$2.7	$1.5	84.3%	$8.4	$3.5	138.8%
Margin as a Percentage of Revenue	39%	18%		29%	11%
Selling, general & administrative	$4.5	$5.0	(9.9%)	$17.9	$16.6	7.8%
Adjusted EBITDA (a non-GAAP measure)	($1.8)	($3.6)	(48.6%)	($9.5)	($13.1)	(27.4%)
Net Income (loss)	($6.7)	($6.6)	0.9%	($23.1)	($25.3)	(8.6%)

●	The decline in cost of service for the full year ended December 31, 2012 is related to the decline in landline revenue.

●	The increase in margin for the three and twelve months ended December 31, 2012 was primarily attributable to the increased revenue contribution from the higher-margin mobile and security solution business.

●	The 7.8% year-over-year increase in SG&A to $17.9 million for the twelve months ended December 31, 2012 was mainly due to the 13.1% year-over-year increase in compensation cost following an increased number of full time employees, primarily European MNO operational support and technical staff as well as higher investor relations and sales and marketing related staffing and expense.

●	Net loss for the twelve months ended December 31, 2012 was reduced because of increased revenues from our higher margin mobile and security business combined with lower non-cash compensation expenses.

The table at the end of this press release includes a reconciliation of net loss to non-GAAP Adjusted EBITDA for the three and twelve months ended December 31, 2012 and 2011. An explanation of Adjusted EBITDA along with margin are included below under the heading “Non-GAAP Financial Measures.”

4

Conference call reminder

As a reminder, Elephant Talk Communications will host a Shareholder Update Conference Call on April 2, 2013 at 11:00 a.m. (EST). Anyone interested in participating should dial 1-480-629-9664 approximately 5 to 10 minutes prior to the start of the call. Participants should ask for the Elephant Talk Shareholder Update conference call. To listen to the playback please utilize the webcast by visiting the company's website at www.elephanttalk.com.

This call is being webcast by ViaVid Broadcasting and can be accessed at either Elephant Talk's website at www.elephanttalk.com or ViaVid's website at http://www.viavid.net. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

Non-GAAP financial measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Elephant Talk uses measures of non-GAAP Adjusted EBITDA and margin. A reconciliation of the non-GAAP Adjusted EBITDA to the closest GAAP financial measure, is presented in the financial table below under the heading "Reconciliation of Non-GAAP Measures to GAAP." Margin is derived from the income statements by subtracting cost of service from revenues. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance.

Management uses these non-GAAP measures to evaluate the Company’s financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share determined in accordance with GAAP.

For the three and twelve months ended December 31, 2012 and 2011, non-GAAP Adjusted EBITDA is defined as earnings before derivative accounting, such as warrant liabilities and conversion feature expensing, income taxes, depreciation and amortization and stock-based compensation. It is determined by taking net loss and adding back provision for income taxes, interest income and expense, net loss attributable to non-controlling interest, depreciation and amortization, stock-based compensation expense, other income and expenses, and equity in earnings of unconsolidated joint venture.

About Elephant Talk:

Elephant Talk Communications Corp. (NYSE MKT: ETAK), is a leading international provider of proprietary Software DNATM platforms for the telecommunications industry that empower Mobile Network Operators (MNOs) and Mobile Virtual Network Operators (MVNOs), Enablers (MVNEs) and Aggregators (MVNAs) with a full suite of applications, Full OSS/BSS Systems, Delivery Platforms, Support and Managed Services, on-site, cloud, hybrid and S/PaaS solutions, including Network, Mobile Internet ID Solutions, Secure Remote Access Management, Loyalty Management and Transaction Processing Services, superior Industry Expertise and high quality Customer Service without substantial upfront investment. Elephant Talk counts several of the world's leading Mobile Operators amongst its customers including Vodafone, T-Mobile and Zain, and virtually all business is focused on tier 1 and tier 2 operators worldwide. Visit www.elephanttalk.com.

5

About ValidSoft:

ValidSoft Limited has been a wholly owned subsidiary of Elephant Talk since early 2010 and underpins our mobile/cloud security offering. ValidSoft is a market leader in providing solutions to counter electronic fraud relating to a variety of bank, card, internet and telephone channels. ValidSoft's solutions are used to verify the authenticity of both parties to a transaction (Mutual Authentication), the security of the relevant telecommunication channel used (Secure Communications), and the integrity of transactions itself (Transaction Verification) for the mass market, in a highly cost effective and secure manner while being very easy to use. ValidSoft counts several leading worldwide service providers and institutions amongst its customers. ValidSoft is the only security software company in the world that has been granted three European Privacy Seals. Visit www.validsoft.com.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company’s filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained upon request from the Company.

6

ELEPHANT TALK COMMUNICATIONS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

The below financial statements have been prepared as though the Company will remain a going concern for the foreseeable future. As described in Note 2 of the Form 10-K filed on or before April 2, 2013, our auditor’s have included an explanatory paragraph in their report expressing substantial doubt about the Company’s ability to continue as a going concern for the foreseeable future.

	2012	2011	2010

REVENUES	$29,202,188	$32,232,981	$37,168,351

COST AND OPERATING EXPENSES
Cost of service	20,819,327	28,723,265	35,120,916
Selling, general and administrative expenses	17,884,137	16,589,649	9,620,322
Non-cash compensation to officers, directors and employees	6,302,141	6,818,905	5,588,392
Depreciation and amortization	5,710,396	5,254,708	5,312,469
Intangible assets impairment charge	-	522,726	-
Total cost and operating expenses	50,716,001	57,909,253	55,642,099

LOSS FROM OPERATIONS	(21,513,813)	(25,676,272)	(18,473,748)

OTHER INCOME (EXPENSE)
Interest income	248,017	106,721	239,713
Interest expense	(780,852)	(201,184)	(1,802,804)
Other income & (expense)	-	460,000	-
Interest expense related to debt discount	(1,089,126)	-	(21,094,104)
Change in fair value of warrant liabilities	-	-	(48,107,969)
Change in fair value of conversion feature	2,387,326	-	-
Impairment of related party loans	(1,060,784)	-	-
Amortization of deferred financing costs	(531,792)	-	(3,238,602)
Total other income (expense)	(827,211)	365,537	(74,003,766)

LOSS BEFORE PROVISION FOR INCOME TAXES	(22,341,024)	(25,310,735)	(92,477,514)
Provision for income taxes	(289,136)	-	(800)
NET LOSS BEFORE NONCONTROLLING INTEREST	(22,630,160)	(25,310,735)	(92,478,314)
Net (loss) income attributable to non-controlling interest	-	-	(5,046)
Equity in earnings of unconsolidated joint venture	(501,776)	-	-
NET LOSS ATTRIBUTABLE TO COMPANY	(23,131,936)	(25,310,735)	(92,483,360)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation gain (loss)	411,205	(624,275)	(1,655,917)
	411,205	(624,275)	(1,655,917)

COMPREHENSIVE LOSS	$(22,720,731)	$(25,935,010)	$(94,139,277)

Net loss per common share and equivalents - basic and diluted	$(0.21)	$(0.24)	$(1.31)

Weighted average shares outstanding during the period - basic and diluted	111,322,029	104,326,066	70,670,776

Elephant Talk Communications Corp.

Schiphol Boulevard 249,

1118 BH Luchthaven Schiphol, the Netherlands

Telephone: +1 31 20 653 5916

7

ELEPHANT TALK COMMUNICATIONS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2012	2011

ASSETS

CURRENT ASSETS

Cash and cash equivalents	$1,233,268	$6,009,576
Restricted cash	1,230,918	190,844
Accounts receivable, net of an allowance for doubtful accounts of $559,120 and $436,546 at December 31, 2012 and December 31, 2011 respectively	5,123,803	6,441,528
Prepaid expenses and other current assets	1,821,218	1,522,461
Total current assets	9,409,207	14,164,409

OTHER ASSETS	1,038,306	1,392,837

PROPERTY AND EQUIPMENT, NET	13,088,271	13,315,687

INTANGIBLE ASSETS, NET	10,503,026	12,784,199

GOODWILL	3,436,731	3,154,971

TOTAL ASSETS	$37,475,541	$44,812,103

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Overdraft	$350,114	$312,236
Accounts payable and customer deposits	5,139,292	4,490,455
Deferred Revenue	252,551	132,467
Accrued expenses and other payables	4,120,536	3,035,758
8% Convertible Notes	3,067,416	-
Loans payable	963,051	960,869
Total current liabilities	13,892,960	8,931,785

LONG TERM LIABILITIES
8% Convertible Notes	2,565,202	-
Conversion feature	311,986	-
Trade note payable	-	271,915
Loan from joint venture partner	555,907	513,303
Total long term liabilities	3,433,095	785,218

Total liabilities	17,326,055	9,717,003

STOCKHOLDERS' EQUITY
Common stock, no par value, 250,000,000 shares authorized, 111,918,386 issued and outstanding as of December 31, 2012 compared to 110,525,229 shares issued and outstanding as of December 31, 2011	223,965,907	216,188,899
Accumulated other comprehensive income (loss)	(732,090)	(1,143,295)
Accumulated deficit	(203,260,307)	(180,128,371)
Elephant Talk Communications Corp. stockholders' equity	19,973,510	34,917,233

NON-CONTROLLING INTEREST	175,976	177,867
Total stockholders' equity	20,149,486	35,095,100

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$37,475,541	$44,812,103

8

ELEPHANT TALK COMMUNICATIONS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	2012	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(23,131,936)	$(25,310,735)	$(92,483,360)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,710,396	5,254,708	5,312,469
Provision for doubtful accounts	117,394	318,443	(584,722)
Stock based compensation	6,302,141	6,319,314	5,080,783
Non-controlling interest	-	-	5,046
Equity in earnings of joint venture	501,776	-	-
Amortization of shares issued for consultancy	-	499,591	507,609
Change in fair value of derivative instruments	(2,387,326)	-	48,167,991
Amortization of deferred financing costs	531,792	-	3,238,602
Interest expense relating to debt discount and conversion feature	1,089,126	-	21,094,104
Loans to related party impairment charge	1,060,784	-	-
Intangible assets impairment charge	-	522,726	-
Changes in operating assets and liabilities:
Decrease (increase) in restricted cash	(1,040,074)	-	-
Decrease (increase) in accounts receivable	1,292,883	(1,372,719)	(238,523)
Decrease (increase) in prepaid expenses, deposits and other assets	(247,443)	782,920	229,343
Increase (decrease) in accounts payable, proceeds from related parties and customer deposits	272,500	(140,229)	(1,574,761)
Increase (decrease) in deferred revenue	114,673	142,309	(131,886)
Increase (decrease) in accrued expenses and other payables	1,014,042	(1,587,264)	(2,730,533)
Net cash used in operating activities	(8,799,272)	(14,570,936)	(14,107,838)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,224,923)	(7,721,307)	(3,246,057)
Restricted cash	-	49	42
Cash received from acquisition of subsidiary	36,188	-	58,253
Impairment of related party loans	(1,060,784)	-	-
Payments for acquisition	-	(347,758)	-
Loan to joint venture party	(146,496)	-	-
Loan to third party	(111,023)	(448,195)	-
Net cash used in investing activities	(3,507,038)	(8,517,211)	(3,187,762)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft	-	-	13,769
Deferred financing costs	(543,437)	-	(205,326)
Proceeds from 8% Convertible Note, net of OID	8,000,000	-	-
Restricted cash	(2,273,720)	-	-
Payments on convertible note installment payments and interest	1,531,293	-	-
Loan from related party QAT Bridge Loan	-	-	2,518,220
Loan from related party Bridge SPA	-	-	2,885,000
Proceeds from Private Placement Offering	-	-	14,000,000
Trade note payable	(315,000)	271,915	-
Proceeds from exercise of warrants & options	1,081,925	26,808,067	502,621
Placement & solicitation fees	-	(1,185,741)	(1,814,766)
Net cash provided by financing activities	7,481,061	25,894,241	17,899,518

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	48,941	957,785	183,879
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,776,308)	3,763,879	787,797
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	6,009,576	2,245,697	1,457,900
CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$1,233,268	$6,009,576	$2,245,697

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for interest	$504,718	$39,460	$1,295,298

9

Reconciliation of Non-GAAP Measures to GAAP

Reconciliation of Net loss to Adjusted EBITDA

EBITDA (adjusted)	2012	2011

Net loss	$(23,131,936)	$(25,310,735)
Provision for income taxes	289,136	-
Depreciation and amortization	5,710,396	5,254,708
Stock-based compensation	6,302,141	6,818,905
Net loss attributable to non-controlling interest	-	-
Equity in earnings of unconsolidated joint venture	501,776	-
Intangible assets impairment charge	-	522,726
Other income & expenses	827,211	(365,537)
Adjusted EBITDA	$(9,501,276)	$(13,079,933)

	Three months ended December 31,
EBITDA (adjusted)	2012	2011

Net loss	$(6,661,173)	$(6,604,981)
Provision for income taxes	96,961	(800)
Depreciation and amortization	1,943,902	1,260,808
Stock-based compensation	1,362,010	1,218,622
Equity in earnings of unconsolidated joint venture	145,109	-
Intangible assets impairment charge	-	522,726
Other income & expenses	1,281,356	42,840
Adjusted EBITDA	$(1,831,835)	$(3,560,785)

10

Investor Relations Contacts

Steve Gersten
Elephant Talk Communications
+1 813 926 8920
steve.gersten@elephanttalk.com

Peter Salkowski
The Blueshirt Group
+1 415 489 2184
peter@blueshirtgroup.com

Media Contacts:

Public Relations

UK: Fishburn & Hedges

+44 (0)20 7839 4321

validsoft@fishburn-hedges.co.uk

US: Fishburn & Hedges

Jessica Morris

+ 1 212 459 6232

Jessica.Morris@fishburn-hedges.com

11